UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 25, 2016

GLOBE NET WIRELESS CORP.

(Exact name of registrant as specified in its chapter)

Nevada	333-172172	000-0000000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2302-3 Pacific Plaza 410 Des Voeux Road West Hong Kong, China

(Address of principal executive offices)

Registrant’s telephone number, including area code (852) 37-55-8010

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 1.01 Entry into a Material Definitive Agreement

Pursuant to the terms and conditions of a consultant agreement, Globe Net Wireless Inc. has retained the services of Impact Media Group Limitada for a term of 2 months beginning August 25, 2016 and expiring on October 25, 2016. Impact Media will provide research and development services for the development and maintenance of Globe Net’s software systems. For providing such services Globe Net will pay a one-time fee of $5,000 to Impact Media and will reimburse Impact Media for any reasonable out-of-pocket expenses that it incurs in fulfilling the terms of this agreement. Either party may terminate the agreement with two weeks’ notice. See Exhibit 10.1 – Consultant Agreement for more details.

Item 7.01. Regulation FD Disclosure.

Limitation on Incorporation by Reference: In accordance with general instruction B.2 of Form 8-K, the information in this report, including Exhibit 10.1, is furnished under Item 9 and pursuant to Regulation FD, and will not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as will be expressly set forth by specific reference in such filing. This report will not be deemed a determination or an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

The information contained in Exhibit 10.1 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

10.1	Consultant Agreement dated August 25, 2016 between Globe Net Wireless Corp. and Impact Media Group.	Included

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Globe Net Wireless Corp has caused this report to be signed on its behalf by the undersigned duly authorized person.

GLOBE NET WIRELESS CORP.

Dated: August 29, 2016	By:	/s/ Gustavo Americo Folcarelli
Gustavo Americo Folcarelli –President & CEO